Exhibit 1.3

       Pricing Agreement Relating to 8.00% Senior Debentures due 2031



Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Goldman, Sachs & Co.
Banc One Capital Markets, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wachovia Securities, Inc.
First Union Securities, Inc.
The Williams Capital Group, L.P.

c/o

Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC 28255

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
North Tower
World Financial Center
New York, NY 10080


                                                             April 26, 2001

Ladies and Gentlemen:

         Albertson's, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 26, 2001 (the "Underwriting Agreement"), between the Company on the one hand and Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Goldman, Sachs & Co., Banc One Capital Markets, Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Securities, Inc., First Union Securities, Inc., The Williams Capital Group, L.P., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities").

         Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of such Representative is set forth at the end of Schedule II hereto.

         A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us twelve counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, constitute a binding agreement between each of the Underwriters and the Company.



             [Remainder of this page intentionally left blank]




         It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representative as to the authority of the signers thereof other than the Representative.


                                            Very truly yours,

                                            Albertson's, Inc.


                                            By: /s/ A. Craig Olson
                                                -------------------------
                                                A. Craig Olson
                                                Executive Vice President
                                                  and Chief Financial Officer


Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Goldman, Sachs & Co.
Banc One Capital Markets, Inc.
First Union Securities, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.


By:

Banc of America Securities LLC

/s/ Lynn McConnell
---------------------------------
Lynn McConnell
Managing Director


Merrill Lynch, Pierce, Fenner & Smith Incorporated


/s/ James Kenney
-----------------------------------
James Kenney
Vice President





                                 SCHEDULE I

                      8.00% SENIOR DEBENTURES DUE 2031



                                                                          Principal Amount of
                       Underwriter                                        Designated Securities
                                                                             to be Purchased

      Banc of America Securities LLC ....................................... $120,000,000

      Merrill Lynch, Pierce, Fenner & Smith, Incorporated ..................  120,000,000

      Goldman, Sachs & Co...................................................   72,000,000

      Banc One Capital Markets, Inc. .......................................   28,000,000

      U.S. Bancorp Piper Jaffray Inc. ......................................   20,000,000

      Wachovia Securities, Inc. ............................................   16,000,000

      First Union Securities, Inc. .........................................   12,000,000

      The Williams Capital Group, L.P. .....................................   12,000,000

               Total........................................................ $400,000,000
                                                                             ============


                                SCHEDULE II



Title of Designated Securities:

         8.00% Senior Debentures due 2031

Aggregate Principal Amount:

         $400,000,000

Price to Public:

         99.943% of the principal amount of the Designated Securities, plus accrued interest from May 1, 2001.

Purchase Price by Underwriters:

         99.068% of the principal amount of the Designated Securities, plus accrued interest from May 1, 2001.

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for inspection by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         Federal (same day) funds.

Time of Delivery:

         10:00 a.m. (New York City time), May 1, 2001.

Indenture:

         Indenture dated May 1, 1992, between the Company and U.S. Bank Trust National Association, fka First Trust of New York, National
Association, as Trustee and as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York.

Maturity:

         May 1, 2031.

Interest Rate:

         8.00%.

Interest Payment Dates:

         May 1 and November 1 of each year, commencing November 1, 2001.

Redemption Provisions:

         The Company may redeem all or any part of the Designated Securities at any time at a price equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed; and (ii) an amount, as determined by the Quotation Agent (as defined in the Indenture or the Section 301 Officer's Certificate), equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months, at the Adjusted Treasury Rate (as defined in the Indenture or the Section 301 Officer's Certificate) plus 30 basis points, plus accrued and unpaid interest to the redemption date, all as specified in further detail in the Indenture and the Section 301 Officer's Certificate.

Sinking Fund Provisions:

         The Designated Securities do not provide for any sinking fund.

Defeasance Provisions:

         The defeasance and covenant defeasance provisions set forth in
Article 13 of the Indenture will apply to the Designated Securities.

Closing Location for Delivery of Designated Securities:

         Wilson Sonsini Goodrich & Rosati, P.C.
         650 Page Mill Road
         Palo Alto, CA 94304
         Attn: John A. Fore, Esq.
         Telephone:  650-493-9300
         Fax:  650-845-5000

Names and Address of Representatives:

         Banc of America Securities LLC
         100 North Tryon Street
         Charlotte, NC 28255

         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         250 Vesey Street
         North Tower
         World Financial Center
         New York, NY 10080

Other Terms:

         The covenants set forth in Sections 1008 and 1009 of the Indenture will apply to the Designated Securities.